EXHIBIT 10.16

                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT

     This Amended and Restated Salary Continuation Agreement (the "Agreement") is made and entered into this 22nd day of December, 1997, by and between First Charter National Bank, a national banking association, hereinafter referred to as the "Bank," and John J. Godbold, Jr., hereinafter referred to as "Employee."

                              Statement of Purpose

     Employee currently is a party to that certain Salary Continuation Agreement dated March 16, 1993 (the "Existing Agreement") between Employee and Carolina State Bank, a corporation organized and existing under the laws of the State of North Carolina ("CSB"). As of the close of business on December 22, 1997, CSB will merge with and into the Bank, and Employee's employment with and the separate corporate existence of CSB shall cease. Under the Existing Agreement, Employee generally forfeits his right to salary continuation benefits in the event that he voluntarily terminates or resigns his employment with the Bank, as successor by merger with CSB. The Bank desires to employ Employee and Employee desires to be employed to provide services to the Bank pursuant to the terms of this Agreement. The Bank and Employee have agreed that, in consideration of Employee's employment with the Bank, as successor to CSB, and the Bank's agreement to limit the termination of service provisions of the Existing Agreement as set forth in Article I.C. below and the other terms and conditions of this Agreement, Employee and the Bank shall enter into this Amended and Restated Salary Continuation Agreement, which amends, restates and supersedes the Existing Agreement in its entirety.

     NOW, THEREFORE, in consideration of services performed by Employee in the future and based upon the mutual promises and covenants herein contained, the Bank and the Employee agree as follows:

I. ARTICLE ONE - DEFINITIONS

     A.   Effective Date

          The effective date of this Agreement shall be December 23, 1997.

     B.   Normal Retirement Date

          The Normal Retirement Date shall mean the Employee's 65th birthday.

     C.   Termination Of Service

          Termination of Service shall mean the Bank's discharge of the Employee for Due Cause as defined in Article V.G. hereof. If a dispute arises as to discharge for Due



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          Cause,  such dispute shall be resolved by  arbitration as set forth in
          Article VI.B. hereof.


II.  ARTICLE TWO - EMPLOYMENT

     A.   Employment

          The Bank agrees to employ Employee in such capacity as the Bank may from time to time agree and/or determine with such duties, responsibilities and compensation as determined by the President and Chief Executive Officer of the Bank and/or the Board of Directors of the Bank (the "Board of Directors").

          Employee agrees to remain in the Bank's employment, to devote his full time and attention exclusively to the business of the Bank and to use his best efforts to provide faithful and satisfactory service to Bank.

          Employment services shall include temporary disability not to exceed six months "leave of absences" specifically granted Employee by the Board of Directors.

     B.   No Employment Agreement Created

          No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Employee nor shall any conditions herein create specific employment rights with respect to any term or guarantee of employment with the Bank nor in any way limit the Bank's ability to terminate Employee's employment relationship with the Bank at any time with or without cause. In a similar fashion, no provision of this Agreement shall limit the Employee's rights to voluntarily sever his employment with the Bank at any time.

III. ARTICLE THREE - BENEFITS

     The benefits provided by the Bank to the Employee pursuant to this Agreement are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Employee's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits, if any.

     A.   Retirement Benefits

          Subject to the provisions of this Agreement, Employee shall be entitled to receive monthly from the Bank the sum of $8,333.33, commencing on the first day of the month following Employee's Normal Retirement Date and continuing for a period of one hundred and twenty
          (120) consecutive months. In the event the Employee should die following his Normal Retirement Date but before the expiration of such one hundred and twenty (120) months, the unpaid balance of such monthly payments shall be paid monthly by the Bank for the remainder of such period to the beneficiary selected by Employee in the Beneficiary Designation Form provided by the Bank. In


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          the absence of or failure of the Employee to designate a  beneficiary, or in the event the designated beneficiary shall have predeceased the Employee, the unpaid balance of the above retirement benefits shall be commuted at 75% and paid in a lump sum to the personal representative of the Employee's estate.

     B.   Effect of Termination Of Service

          Upon the occurrence of a Termination of Service, all of Employee's benefits under this Agreement shall be automatically forfeited and this Agreement shall become null and void.

     C.   Death Benefit Prior To Retirement

          Subject to the provisions of this Agreement, should the Employee die prior to his Normal Retirement Date, the Bank agrees to pay to the Employee's designated beneficiary the monthly sum of $8,333.33 commencing on the first day of the month following Employee's death and continuing for a period of one hundred and twenty (120) consecutive months. If the designated beneficiary should die prior to the expiration of such one hundred twenty (120) months, the remaining, unpaid installments shall be commuted at 75% and paid in a lump sum to the personal representative of the designated beneficiary.

          Employee shall declare his designated beneficiary in writing on a form provided by the Bank. In the absence of or a failure to designate a beneficiary, or in the event the designated beneficiary shall have predeceased the Employee, the unpaid balance shall be commuted at 75% and paid in a lump sum to the personal representative of the Employee's estate.

          In the event the Employee's death shall be the result of suicide within a two year period following the effective date of this Agreement, then no death benefits shall be payable to the Employee or his designated beneficiary.

IV. ARTICLE FOUR - RESTRICTIONS UPON FUNDING

     Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Employee, his beneficiaries or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the extent, nature and method of such funding.

     Should Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right,

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     in its sole discretion,  to terminate such funding at any time, in whole or in part. At no time shall the Employee be deemed to have any lien nor right, title or interest in or to any specific funding investment or to any assets of the Bank.

     If Bank elects to invest in a life insurance, disability or annuity policy upon the life of Employee, then Employee shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

V.   ARTICLE FIVE - MISCELLANEOUS

     A.   Alienability And Assignment Prohibition

          Neither Employee, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Employee or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Employee or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

     B.   Binding Obligation Of Bank And Any Successor In Interest

          Bank expressly agrees that it shall not merge or consolidate into or with another bank or corporation or sell substantially all of its assets to another corporation, firm or person until such corporation, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding, upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Revocation

          It is agreed by and between the parties hereto that, during the lifetime of the Employee, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Employee and the Bank.

     D.   Gender

          Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.


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     E.   Effect On Other Bank Benefit Plans

          Nothing contained in this Agreement shall affect the right of the Employee to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of Bank's existing or future compensation structure.

     F.   Headings

          Headings and Subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

     G.   "Due Cause"

          "Due Cause" shall mean:

          1. Any act of dishonesty, fraud or neglect of job duties by Employee in connection with his employment with the Bank or against any parent, affiliate or subsidiary company of the Bank;

          2. Any conviction, guilty plea or plea of nolo contendere by Employee for any crime involving moral turpitude or for any felony, if the Board of Directors reasonably deems that such conviction or plea may have a significant adverse effect upon the Bank or any parent, affiliate or subsidiary company of the Bank or upon Employee's ability to perform under this Agreement;

          3.   Repeated  use of  alcohol  during  or after  working  hours  that materially interferes with Employee's duties under this Agreement, use of illegal drugs or violation of the Bank's drug and/or alcohol policies by Employee;

          4.   Excessive   absenteeism   not  related  to  illness,   authorized
               family/medical leave or vacation;

          5. An intentional violation by Employee of the Bank's policies, rules or instructions;

          6. Insubordination or Employee's unwillingness or failure to carry out the reasonable performance criteria established by the Board of Directors from time to time;

          7. The breach or threatened breach of any provision of this Agreement by Employee or under any other agreement between Employee and the Bank; or


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          8.   The occurrence of any event or  circumstance  which would prevent
               the  Bank  from   obtaining  a  fidelity  bond  with  respect  to
               Employee's performance of his duties with the Bank.

     H.   Applicable Law

          The validity and interpretation of this Agreement shall be governed by the laws of the State of North Carolina.

     I.   Existing Agreement

          This Agreement amends and restates the Existing Agreement in its entirety.

 VI.  ARTICLE SIX - ERISA PROVISIONS

     A.   Named Fiduciary And Plan Administrator

          The "Named Fiduciary And Plan Administrator" of this Agreement shall be the Compensation Committee of the Board of Directors of First Charter Corporation, until such administrator's resignation or removal by the Board of Directors. As Named Fiduciary and Administrator, such administrator shall be responsible for the management, control and administration of this Agreement as established herein. Such administrator may delegate to others certain aspects of the management and operation responsibilities of the Agreement including the employment of advisors and the delegation of administrative duties to qualified individuals.

     B.   Claims Procedure and Arbitration

          In the event that benefits under this Agreement are not paid to the Employee (or to his beneficiary in the case of the Employee's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Administrator and the Bank shall review the written claim, and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Administrator fails to take any action within the aforesaid ninety-day period.

          If claimants desire a second review, they shall notify the Named Fiduciary and Administrator in writing within sixty (60 ) days of the first claim denial. Claimants may review the Agreement or any documents relating thereto and submit any written


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          issues and comments they may feel appropriate. In its sole discretion, the Named Fiduciary and Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Agreement upon which the decision is based.

          If claimants continue to dispute the benefit denial based upon completed performance of the Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final, binding arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules agreed upon by the Bank and the Employee. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

          Where a dispute arises as to the Bank's discharge of Employee for Due Cause, such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof as of the _____ day of December, 1997, and that, upon execution each has received a conforming copy.


         /s/ PATRICIA H. BLACKWELL             /s/ JOHN J. GODBOLD, JR.   (SEAL)
         -------------------------             -----------------------
         WITNESS                               EMPLOYEE


         ATTEST:                               FIRST CHARTER NATIONAL BANK


         /s/ ANNE C. FORREST                   By: /s/ LAWRENCE M. KIMBROUGH
         -----------------------------             -----------------------------
         Assistant Corporate Secretary             Lawrence M. Kimbrough
                                                   President and Chief Executive
         (SEAL)                                       Officer



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                   SALARY CONTINUATION BENEFICIARY DESIGNATION


Employee, John J. Godbold, Jr., under the terms of a certain Amended and Restated Salary Continuation Agreement by and between him and First Charter National Bank, dated as of December ______, 1997, hereby designates the following beneficiary to receive any guaranteed payments or death benefits under such Agreement, following his death:

                 PRIMARY BENEFICIARY: ________________________

                 SECONDARY BENEFICIARY: _______________________

This Beneficiary designation hereby revokes any prior beneficiary designation which may have been in effect.

Such beneficiary designation is revocable.


DATE: ____________ , 19 ___



______________________________                  ________________________________
WITNESS                                         EMPLOYEE





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